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                                                                 Exhibit 10.27

USW/USi Contract                                                 Execution Copy

                           U S WEST/USinternetworking
                          MARKETING/SERVICES AGREEMENT


1.   INTRODUCTION

         (a) This agreement is entered into this 30 day of January, 1999, by and between U S WEST Communications Services, Inc. and U S WEST Interprise America, Inc. Colorado corporations (together referred to as "U S WEST") and USinternetworking, Inc. a Delaware corporation ("USi").

         (b) U S WEST is a provider of telecommunications, Internet and integrated data services; and

         (c) USi is an Internet Managed Application Provider, or iMAP, integrating Internet communications, network and data center management and the use of "packaged" application software and related implementation and ongoing support; and.

         (d) USi wishes to create a relationship with U S WEST for the purposes of selling, purchasing and otherwise marketing iMAP Services (as hereinafter defined) to U S WEST's existing and future customers (each a "Customer" and collectively, the "Customers); and,

         (e) Each party wishes to create a relationship with the other for the purposes of selling and purchasing network transport services from, or through, each other, maximizing volume discounts available; and,

         (f) The parties wish to work together for future product and services innovations; and

         (g) The parties wish to provide for other services and arrangements in connection with the purchase and marketing of the Services (as hereinafter defined).

         (h) THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

2.   PURPOSE OF AGREEMENT

         (a) U S WEST and USi wish to enter into a contractual teaming arrangement for the creation and distribution of network services, Internet Protocol Services, hosted applications, system integration services and comprehensive customer service. Each party will purchase services from the other for purposes of creating service packages. The goal is to provide customers a robust portfolio of enterprise application and access solutions not currently available from any other single source. Quality metrics, customer experience, and performance must not vary widely between U S WEST and USi clients

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[CONFIDENTIAL TREATMENT] means that certain confidential material has been filed separately with the Securities and Exchange Commission.


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USW/USi Contract                                                Execution Copy

using the same services. Both parties wish to promote their brand names in the offering made to end user customers.

         This Agreement and U S WEST's ability to sell each iMAP Service hereunder is subject to, and contingent upon, the agreement(s) USi may have with the Third Party Software Application Provider(s) (as defined below) and such Provider(s) independent review of, and continuous consent to this Agreement.

3.   DEFINITIONS

         (a) "AGREEMENT" means this Marketing/Services Agreement, and any and all attachments and schedules attached simultaneously with the execution of the Agreement or agreed upon and executed subsequent hereto.

         (b) "AVAILABLE" - shall describe the situation where facilities can reach specific addresses with no incremental charges for backhauling or buildout.

         (c) "CHANGE IN CONTROL" shall mean change in ownership of more than 51% of either party.

         (d) "CLIENT ASSISTANCE TEAM or CATs" shall mean teams of USi CLIENT care professionals who have the expertise to handle end-user Customer inquiries regarding end-user and application issues over the phone.

         (e) "COMPETITIVE PRICE" - shall mean that price is equal to, or less than, price provided by other parties/vendors for the same Products and Services provided by U S WEST under the terms of this Agreement.

         (f) "COORDINATED SERVICES TEAM OR CST": Following the execution of this Agreement U S WEST shall create a Coordinated Services Team ("CST") responsible for the coordination of: (i) Implementation Services; (ii) Solution Services; (iii) Billing Services; and (iv) Monitoring Services. The primary purpose of this team will be to assist various internal U S WEST personnel and vendor-partner personnel in coordinating the product support needs for U S WEST Products. The CST will perform, INTER ALIA, the following functions:

                  (f.1) CUSTOMER COMMUNICATIONS. The CST will serve as a contact point for Customers buying Products from a U S WEST sales representative.

                  (f.2) USi COMMUNICATIONS. The CST will serve as a single point of contact for USi personnel needing product support assistance for U S WEST-provided Products sold by a USi sales representative.

                  (f.3) IMPLEMENTATION SERVICES. The Implementation Services cluster of the CST will coordinate and project manage all aspects of Product implementation including design, order processing, service activation, and service acceptance.

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                  (f.4) SOLUTION SERVICES. The Solution Services cluster of
the CST will coordinate and project manage issues relating to service outages, repair, help desk support, problem resolution, and solution acceptance.

                  (f.5) BILLING Services. The Billing Services cluster of the CST will coordinate and project manage issues relating to Customer billing, credits, and collections.

                  (f.6) MONITORING Services. The Monitoring Services cluster of the CST will be responsible for the coordination of the parties' system performance monitoring needs including proactive trouble notification and proactive problem resolution.

                  (f.7) AVAILABILITY. The CST will always be available for its internal and external customers: 24 hours a day, 7 days a week, 365 days a year.

         (g) "CUSTOMER(S)" means the end-user(s) to whom U S WEST sells iMAP services to under this Agreement.

         (h) "CUSTOMER ADMINISTRATION FUNCTIONS" - shall mean the same services and functions also referred to as Service Support.

         (i) "END USER" shall mean the end user of the Product(s) sold. Customer shall not mean customer of record, which is assigned a separate meaning under this Agreement.

         (j) "Exclusivity" shall mean: 1) that U S WEST is USi's exclusive sales channel of iMAP Services in U S WEST's 14-state region as well as to U S WEST's National Accounts and Protected Customers listed in Schedule D, which shall be amended by mutual consent of the Parties' respective Executive Vice Presidents for Sales at least once per calendar quarter; and 2) that USi is excluded from entering into any similar marketing/services agreements within U S WEST's 14-state region with any of the following competitors of U S WEST: other Regional Bell Operating Companies, all Independent/Competitive Local Exchange Carriers, and all Interexchange Carriers or cable television operators.

         (k) "iMAP SERVICES" - refers to the collective bundling of any and all of USi's consulting and implementation services, customization, hardware and software applications (as described in Schedule B) and access to USi's Internet-based data center and network

         (l) "IN-REGION" shall include the following 14 states: Arizona, Colorado, Idaho, Iowa, New Mexico, Minnesota, Montana, Nebraska, North Dakota, Oregon, South Dakota, Utah, Washington, and Wyoming.

         (m) "MOST FAVORED CUSTOMER" - refers to most favorable pricing and terms available to other similarly situated customers purchasing similar quantities of the same products and services from U S WEST.

         (n) "PACKAGED PRODUCT"- shall mean a packaged solution that includes hosted applications and network services that support access to them. The network services shall

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USW/USi Contract                                                 Execution Copy

include but not be limited to Frame Relay, ATM, Internet Access, Security Services, and Virtual Private Networking.

         (o) "PRE-QUALIFIED SALES LEAD"- refers to a sales lead that has passed the initial screening done in stage one of the sales process and the pre-qualification form has been successfully completed.

         (p) Order fulfillment and Service provisioning may also be referred to as "PRESALE SERVICE SUPPORT" services and functions. All other services and functions listed above may also be referred to as "POST-SALE SERVICE SUPPORT" services and functions.

         (q) "PRODUCT OR PRODUCTS" shall mean the list of USi and U S WEST products and services made available for joint marketing, sales, and support under this Agreement as described on Exhibit A, which is attached hereto and made a part hereof.

         (r) "PRODUCT QUOTA"- refers to sales of individual, bundled iMAP Services sales, such as Sagent iMAP solutions that U S WEST will be required to sell in accordance with the provisions of Schedule C.

         (s) "REQUIREMENTS ANALYSIS" shall mean the analysis USi's consulting and implementation teams perform to determine what iMAP services are best suited for a Customer before an iMAP Services agreement is entered into.

         (t) "SERVICE SUPPORT" shall refer to those services and functions provided to customers including but not limited to the following:

              -  Service provisioning
              -  Network  monitoring
              -  Customer notification
              -  Billing
              -  Managed repair
              -  Customer database management

         (u) "SERVICES" shall mean the services each party may purchase from the other, including the iMAP Services U S WEST purchases from USi and the Internet access, managed firewall service, ATM and VPN services USi purchases from U S WEST, all of which are described in Schedules A and B.

         (v) "STAND-ALONE SERVICES"- unbundled delivery of any portion of the iMAP Services, as well as other services delivered independently, including but not limited to training and time and material implementation services

         (w) "THIRD PARTY SOFTWARE APPLICATION PROVIDERS"- refers to the companies that USi has entered into, or will enter into agreements with to provide licenses, software, applications and other components to the iMAP services and have agreed to permit U S WEST to market their products pursuant to this Agreement.

         (x) "TOTAL iMAP SALES QUOTA"- refers to the required level of sales made of the bundled iMAP Services, excluding stand-alone services, as described in Schedule C.

         (y) "WHOLESALE PRICE" - refers to the quoted price U S WEST pays USi, based on a calculation of retail price less a negotiated discount.

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USW/USi Contract                                                 Execution Copy

4.   SERVICES

         (a) Throughout the term of the Agreement, each party may purchase from the other the services set forth on Schedule A and Schedule B attached hereto and incorporated herein by reference (collectively, the "Services"). The fees to be charged for the Services are set forth in Schedules A and C, attached hereto and incorporated herein by reference.

         (b) The parties may agree to include additional Services or delete existing Services that are discontinued or deleted from this agreement. The other party will be notified 90 days prior to discontinuance of any Services, subject to the terms and conditions of USi's contracts with its third party software application providers.

         (c) Each party reserves the right to modify, alter, improve or change any and all of its Services covered by this Agreement and this Agreement will cover the sales of Services as they may be modified, altered, improved or changed by each party from time to time. A party wishing to modify, alter, improve or change one or more of its Services shall provide the other party with written notice of all such modifications, alterations, improvements and changes. Such written notice shall be provided no less than 30 days prior to any modification, alteration, improvement or change.

         (d) Each party will notify the other with respect to the availability of new products and services. The parties may choose to negotiate these new products and services into this agreement.

         (e) The management and sale of new products and services not described in this document or the Schedules will be negotiated at the time of introduction of such new products and services. Nothing in this section is intended to limit the parties' ability to separately develop new products and services.

         (f) Both parties are free to package other products and services not listed on the product and services Schedules A and B from other providers to enhance the overall solution to the customer.

5.    U S WEST RESPONSIBILITIES

         (a) U S WEST will provide "Most Favored Customer" pricing to USi for inclusion into the total solution to the customer. Within its region, U S WEST will offer regulated services at tariff rates on a pass-through basis. U S WEST will also price CPE to USi at levels allowed by existing contracts either for resell or internal consumption. Maintenance and support for CPE will be at wholesale prices. All prices are found on the U S WEST product list entitled Schedule A.

         (b) U S WEST will be the exclusive USi sales channel within U S WEST's fourteen state region and to its National Accounts and protected customers listed in Schedule D. U S WEST will be responsible to manage the sales activities of its account teams to meet or exceed sales objectives.

         (c) U S WEST will be responsible for packaging, pricing, billing, collecting, servicing and account control for those sales initiated and closed by U S WEST.

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USW/USi Contract                                                 Execution Copy

         (d) U S WEST will work with USi to create packages from the parties' Services to create competitive offerings.

         (e) U S WEST will target the Service to its customers where integrated solutions are required. If U S WEST chooses not to pursue a potential sales opportunity with a Customer in or out of its 14 state region, or a Customer refuses to negotiate or enter into an agreement with U S WEST for the sale of iMAP services, U S WEST will promptly notify USi within 3 business days of that opportunity or Customer so that a USi sales team may follow up and close the opportunity.

         (f) U S WEST will be USi's customer of record, for pricing and billing purposes, on all iMAP Services provided to U S WEST's customers. USi will maintain end customer records only to the extent that it is required within the agreed upon customer support model, and to provide in advance an itemized monthly invoice payable 30 days after receipt by U S WEST.

         (g) U S WEST will provide office space for two (2) USi employees at their Denver facility, co-located, to the extent possible, with the appropriate channel and product management from U S WEST. This space will be available by the end of February 1999. Future requirements will be reviewed as the overall relationship evolves and grows.

         (h) U S WEST agrees not to directly solicit any employees of USi for employment at US WEST while this Agreement is in place.

         (i) U S WEST may resell USi stand-alone implementation Services on a non-exclusive basis.

         (j) If U S WEST's Customer prematurely terminates its contract for iMAP Services with U S WEST, unless such termination is directly caused by a material breach of the provisions of this Agreement by USi, U S WEST will be responsible for an accelerated payment to USi of [CONFIDENTIAL TREATMENT] of:
1) the remaining unpaid value of the Customer contract; or 2) the equivalent of [CONFIDENTIAL TREATMENT] months of Customer contract value, whichever is less. The accelerated payment from U S WEST to USi shall be due within 30 days of the Customer's premature termination.

6. USi RESPONSIBILITIES:

         (a) USi will provide iMAP Services to U S WEST at discounted price levels as described in Schedule C and shall implement services in accordance with the sales process and intervals listed on Schedule E.

         (b) USi shall provide professional support Services for pre-sale site assessment, requirements analysis, statement of work, and project plan for implementation Services at discount rates identified in Schedule C. U S WEST will engage and compensate USi for these Services for every U S WEST iMAP Customer that reaches the pre-sale site assessment/requirements stage. It is at U S WEST's discretion whether the end Customer bears the cost of this Service.

         (c) USi will provide training for the first 12 months and offer sales and product training Services thereafter on a fee basis.

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USW/USi Contract                                                 Execution Copy

         (d) USi will calculate the monthly end Customer cost for each iMAP Service product sold through the U S WEST channel as part of the analysis completed in 6b, above. USi will then apply a predetermined discount to reach a wholesale monthly recurring fee that USi will charge US WEST for the duration of the Customer contract. US WEST will be responsible for end Customer pricing, billing and collection. The discount structure is identified in Schedule C.

         (e) USi will bear the implementation labor risk for effort expended on implementing within the scope of requirements analysis and statement of work developed by USi for US WEST Customers. In the event of out of scope labor increases, USi reserves to the right to increase the quoted wholesale price to US WEST. It is at U S WEST's discretion whether the end Customer bears the increased scope cost.

         (f) USi will staff one Business Development Manager in-Region, and one technical Sales Engineer per [CONFIDENTIAL TREATMENT] in quota assigned. These managers will be co-located at US WEST facilities in Denver.

         (g) USi will commit to using U S WEST's Out of Region (OOR) services for customer requirements contingent upon the provisioning of services in a timely manner, at Competitive Prices, within industry standards for reliability and availability, and to the extent such OOR services are consistent with USi's iMAP service architecture. Services available OOR from U S WEST are Frame Relay, ATM and Internet Access and Security and VPN Services.

         (h) USi will be customer of record on all Services provided by U S WEST as part of a total solution to an end user customer where U S WEST initiates an inter-LATA WAN sales process.

         (i) USi shall provide to U S WEST a method for demonstrating the functionality of all iMAP applications over the world-wide web with production-like representations of the various products U S WEST will be expected to sell. This demonstration capability will include but not be limited to customer sales presentations, internal training, etc.

         (j) USi agrees not to directly solicit any employees of U S WEST for employment at USi while this agreement is in place.

         (k) USi will maintain end customer records only to the extent that it is required within the agreed upon customer support model, and to provide an itemized monthly invoice in advance to US WEST, payable 30 days after receipt.

         (l) USi will work with U S WEST to create packages from the parties' services to create competitive offerings. USi's responsibility and obligation under this Agreement to provide Products and iMAP Services are contingent upon the existence, terms and conditions of USi's agreements with each of its Third Party Software Application Providers.

         (m) USi may sell stand-alone implementation services within and outside of U S WEST's 14-state region. Contingent upon the subsequent mutual agreement of the parties, USi may establish a finder's fee for implementation service leads originated by U S WEST in its 14-state region and closed by USi.

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USW/USi Contract                                                 Execution Copy

         (n) USi shall offer U S WEST the same pricing methodology as USi uses to determine pricing for USi's direct customers on pre-sale Requirements Analysis and iMAP consulting and implementation Services.

7.   CUSTOMER SUPPORT SERVICES/TRAINING

         (a) Generally, customers sold by either party will be managed by that party, therefore, all customer contact will be through the selling organization. Components of the overall customer solution will be supported by the party that supplies that portion of the solution. The parties agree to work together to define interfaces, processes and handoffs that provide a superior level of service. The parties will share customer experience metrics to insure a consistent level of service.

         (b) The party that closes the sale will be responsible for total management of the customer relationship regardless of who provides the actual component services to the end user customer. The parties will mutually agree on the support model and interfaces employed. The parties will also mutually agree to procedures in the case of a customer transfer to USi for closing if the Customer does not fit with the U S WEST sales model.

         (c) Both parties will run operations centers for their respective services while customers will have the option of choosing from different support levels. Where actual support work is done will be transparent to customers. The parties agree to structure support offerings around capabilities of each other. The parties further agree that they will provide service levels in accordance with the baseline service levels described in Schedule F.

         (d) The parties agree to coordinate service readiness processes to insure that the overall solution to the customer is delivered in a coordinated fashion, and that all service elements, irrespective of whether USi or U S WEST components, are available within defined production timelines.

         (e) Billing will be performed by the parties for each of their respective customers, therefore billing explanations, reviews, collections and bad debt will be the responsibility of the selling party.

         (f) USi will make available to U S WEST all pertinent support training. Training will be provided at no additional cost to U S WEST, or at pass through rates if provided by a third party, for the first year of the Agreement. Thereafter, U S WEST will pay USi, at its current rates, for all necessary support. It is at U S WEST's discretion whether the end customer bears the increased support cost. U S WEST will be responsible for any travel and incidental expenses incurred as a result of attending USi training.

8.   NETWORK SERVICES AND SUPPORT

         (a) Due dates for network facilities can not be guaranteed and are subject to availability both in U S WEST's region as well as outside of the 14-state territory.

         (b) USi and U S WEST agree to regularly review network expansion plans and requirements, as well as network transport pricing received from third parties. USi and

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USW/USi Contract                                                 Execution Copy

US WEST will coordinate efforts to obtain the most favorable transport pricing available for both parties.

         (c) The parties agree that within U S WEST's 14-state region, all inter-LATA network services shall be provided by the carrier of the customer's choice in accordance with U S WEST's regulatory limitations.

         (d) If U S WEST receives authority to enter into inter-LATA business, the parties will re-evaluate the business relationship and/or renegotiate terms for in-region inter-LATA services.

         (e) Contingent upon the subsequent mutual agreement of the parties, USi will provide co-location space to U S WEST for U S WEST's firewall, router and associated equipment for delivery of U S WEST's Virtual Private Network service as part of the iMAP service package. U S WEST will compensate USi for this space in an amount equal to the then current commercial rates for such space.

9.   BRANDING

         (a) Both parties wish to promote their respective brands in this service offering. The parties agree that, subject to the review and consent of USi's third party software application providers, both logos will appear together on application splash screens, or application pages as appropriate and mutually agreed upon.

         (b) In the case of unbundling of iMAP services, USi's brand will not be utilized.

         (c) In some instances, end user customer company name and logo may also appear in specific applications upon the written consent of the appropriate party(s).

         (d) U S WEST and USi will jointly produce marketing literature that features the application provider as well as the U S WEST / USi brands. U S WEST and USi will share the cost of creating joint marketing literature. Each party will bear the cost of producing the marketing literature for its sales efforts.

         (e) The parties anticipate making public statements from time to time. In no case shall either party make any public announcement about this contract or the resulting business relationship without the others written consent.

         (f) Each party shall follow the other party's branding guidelines that are included as Schedule H.

10.  SALES PROCESS

         (a) U S WEST will, in its discretion, hire an appropriate number of Application Sales Consultants (ASC) that will be trained by USi to provide technical support to the sales organizations within its region. The ASC's will carry quota on USi products as described in Schedule C. USi will provide training and technical support at no cost, for the first 12 months, in the same manner as for its own sales force. Thereafter, U S WEST will pay USi, at its then current rates, for all training and technical support. U S WEST will be responsible for any travel and incidental expenses incurred as a result of attending USi training.

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USW/USi Contract                                                 Execution Copy


cost. US WEST will be responsible for any travel and incidental expenses incurred as a result of attending USi training.

         (b) Each of the parties will manage their respective compensation plans with the guiding principle to incent the two organizations to work together where appropriate and develop their own sales leads where required for incremental market coverage.

         (c) USi may at its option also staff Account Representatives and technical support in U S WEST territory in order to provide additional support and cover other opportunities that either do not fit the U S WEST sales and business model or that U S WEST abandons pursuant to section 5(e) above.

         (d) Outside of its 14-state region, U S WEST sales personnel may only present USi iMAP applications to its National Accounts and protected customers listed in Schedule D along with network services from U S WEST partners and vendors. Out of region, National Accounts and protected accounts may be added or subtracted contingent upon mutual agreement and process by the Executive Vice Presidents of Sales for both parties.

         (e) U S WEST and USi will follow a mutually agreed upon sales process that will accomplish order and involvement by the appropriate parties at the right time and is subject to change as agreed upon by the parties and included in Schedule E.

         (f) Service readiness coordination for iMAP services will be lead by USi, irrespective of the selling party organization, to insure that all phases of application hosting, testing, training and conformance are ready and that all service elements are installed, functional, tested and secure.

         (g) Customers will be surveyed to measure client satisfaction via mutually agreed upon survey tools, by U S WEST. Feedback concerning iMAP Services will be supplied to USi.

         (h) The parties agree that there will be no joint sales or customers. U S WEST will manage its customer relationships and as such will be responsible for end user pricing, billing, and collections.

         (i) Where U S WEST has qualified a prospect and chooses not to pursue the sales process because of the lack of network elements present to create an integrated solution, the pre-qualified lead will be turned over to USi pursuant to section 5(e) above for follow up and closing.

         (j) Progress towards sales objectives will be reviewed at quarterly meetings and appropriate action taken. U S WEST will be responsible to manage the sales activities of its account teams to meet or exceed sales objectives.

         (k) The parties will forecast anticipated sales levels by product and geographic area quarterly for the following quarter.

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USW/USi Contract                                                 Execution Copy

11.   CONSULTING, IMPLEMENTATION, AND SUPPORT

         (a) Consulting and Implementation services for site assessment, requirements analysis, statement of work, and project plan will be provided by USi at the agreed upon discount levels found in Schedule C.

         (b) U S WEST initiated sales activities will get the same priority of sales support response as USi initiated sales projects. USi consulting and implementation services will be reviewed as part of the regularly scheduled, quarterly review meetings between USi and U S WEST

         (c) USi reserves the right to contract with third party implementation partners in order to manage its resource requirements. USi will ALWAYS provide staff project management resources, even if third party resources are used.

12.   EXCLUSIVITY

         (a) USi will be the exclusive systems integrator for iMAP solutions as defined in Schedule B, sold by U S WEST, except in cases where 11.c. applies. As the exclusive integrator, USi will bear the implementation labor estimate risk for effort expended on implementing within the scope of requirements analysis and statement of work developed by USi for US WEST customers.

         (b) USi will use U S WEST network services in USi lead sales, contingent upon the provisioning of services in a timely manner, at Competitive Prices, within industry standards for reliability and availability, and to the extent such services are consistent with USi's iMAP service architecture. USi will purchase from U S WEST vendor contracts on a preferred basis where available at Competitive Prices.

         (c) U S WEST will be the exclusive sales channel in its 14-state region of USi iMAP services, with exclusivity defined below, unless, (1) U S WEST chooses at its sole discretion to transfer the opportunity to USi due to lack of fit with network integration model; or, (2) the Customer refuses to negotiate or enter into an agreement with U S WEST, in which case, USi shall be permitted sell iMAP services to that Customer. U S WEST's in-region exclusivity is defined under this Agreement as excluding USi from entering into any similar marketing/services agreements within U S WEST's 14-state region with any of the following competitors of U S WEST: other Regional Bell Operating Companies, all Independent/Competitive Local Exchange Carriers, and all Interexchange Carriers or cable television operators. U S WEST's exclusivity under this Agreement may be transferred to another party other than USi only upon USi's written consent, which will not be unreasonably withheld.

         (d) USi will not compete directly with U S WEST sales personnel in the 14-state U S WEST territory, or under any circumstances out of region on U S WEST's National Account and protected customer lists, as mutually agreed upon by the Executive Vice President's of Sales for both parties, as set forth in Schedule D.

         (e) The parties agree to put rules and incentives in place to arbitrate any sales disputes in a timely, and good faith manner.

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USW/USi Contract                                                 Execution Copy

13.  LICENSE/AUTHORIZATION TO SELL

         (a) Subject to the terms of this Agreement and the consent of USi's software application providers, USi hereby grants to U S WEST a limited, revocable authorization to demonstrate, market, and solicit orders for USi's iMAP Services directly to U S WEST's Customers.

         (b) Nothing in this Agreement shall permit the distribution of any Services in violation of any United States export restriction.

         (c) Prior to beginning to use any of the other party's marks, the party desiring to utilize the other's marks shall notify the other in writing of the intended use, providing a complete description of the intended use. If the party's whose marks are to be used notifies the other of its objections to the proposed use, the marks shall not be so utilized.

         (d) Software licenses as used in iMAP solutions are not transferable and USi will retain title to the licenses at all times.

         (e) Subject to the existence, terms and conditions of its agreements with its Third Party Software Application Providers, USi warrants that it has the right or authority to grant to U S WEST a limited, revocable authorization to demonstrate, market, and solicit orders for USi's iMAP Services to U S WEST's Customers.

14.  TERM

         (a) The term of this Agreement shall be for a period of two years after the date the Agreement is entered into, with mandatory performance reviews on a quarterly basis. If the parties do not agree to a renewal or extension of this Agreement, or if either of the parties fails to give the other a written notice at least 90 days in advance of the termination of the Agreement that they do not intend to extend or renew the Agreement, the Agreement will continue in effect until such 90 day notice has been given.

15.  TERMINATION OF AGREEMENT

         (a) This Agreement may be terminated by either party for cause, including among other reasons: 1) breach of any of the material provisions of the Agreement; 2) a Change in Control of either party; 3) the termination or material change of any of the agreements USi may have with a Third Party Software Application Provider; or 4) any such Third Party Software Application Provider's lack or withdrawal of consent to this Agreement. Or 5) the failure to obtain approval for U S WEST to sell any of the third party software applications listed in Schedule B; any restrictions on U S WEST's ability to sell these third party applications may, in U S WEST's sole discretion, be the basis for termination under this section. However, in the event of a termination for cause under Section 15(a)(3-4) above, USi may not terminate the entire Agreement, but only U S WEST's rights hereunder to purchase, market and sell the specific Products or iMAP Services effected and/or controlled by the particular Third Party Software Application Provider(s).

         (b) In the event that one party wishes to terminate the Agreement for cause under Section 15 (a) (1) above, it shall provide the other party with a ninety (90) days prior written

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notice specifying the breach(es). If at the end of the 90 day period, the breach(es) has(ve) not been materially cured, the Agreement shall be terminated. In the event of such a termination for cause by USi, all of U S WEST's rights to demonstrate, market and solicit iMAP services as set forth in this Agreement shall cease immediately, except that, to the extent permitted by USi and its third party software application providers, U S WEST shall be permitted to continue to use iMAP services solely to fulfill existing customer contractual obligations. Each party shall continue to maintain a direct relationship with all of the customers to whom that party has sold services.

         (c) In the event of a termination for cause under Section 15 (a) (3-4) above, USi may terminate, all of U S WEST's rights under the Agreement to purchase, market and sell the specific Products and iMAP Services effected and/or controlled by the particular Third Party Software Application Provider(s). The right to terminate under this section 15.e. may not be invoked until after 45 days prior written notice has been provided to U S WEST. If USi's rights to distribute any product may be terminated in less than 45 days that time period shall be applicable to U S WEST.

         (d) USi will be indemnified and held harmless by U S WEST from any form of action or claim it or a third party may have against USi as a result of a termination for cause under Section 15 (a) (3-4), assuming that such termination is not the direct result of any action of USi.

16.  TERMINATION OF EXCLUSIVITY

         (a) Annual Total iMAP Quota performance below [CONFIDENTIAL TREATMENT] of annual total iMAP Quota to be considered a breach of US West's exclusivity rights. Upon breach there will be a 90-day cure period to assess and review remedies. After the cure period, USi will have the right to remove US West's exclusivity rights, at USi's discretion.

         (b) Product Quotas will be established each year, for each iMAP product. Annual Product Quota performance below [CONFIDENTIAL TREATMENT] for any Product Quota may remove US West's exclusivity rights for this product, at the discretion of USi, subject to the following: US West's Product Quota performance will be reviewed against USi's own product sales performance in each product category for the same period. US West Product Quotas may be adjusted down (lower) based on USi's own product sales performance for the period.

         (c) US West's exclusivity shall terminate upon the acquisition or change in control of USi.

17.  NON-COMPETE

         (a) During the term of this Agreement, USi shall not enter into any similar marketing/services agreements within US West's 14-state region, with any of the following competitors of U S WEST: other Regional Bell Operating Companies, all Independent/Competitive Local Exchange Carriers, all Interexchange Carriers or cable television operators.

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18.  COMPLIANCE WITH LAWS

         (a) The parties acknowledge that some of U S WEST's services are or may be provided in accordance with the rules, regulations and tariffs of state or federal regulatory agencies. To the extent that any conflict exists between the rules, regulations or tariffs and this Agreement, the rules, regulations or tariffs shall prevail.

19.  YEAR 2000 COMPLIANCE

         (a) USi warrants that its iMAP services, as provided by USi, are capable of processing, recording, storing and presenting data containing four-digit years after December 31, 1999, in substantially the same manner and with substantially the same functionality as before January 1, 2000. USi assumes no responsibilities or obligations to cause U S WEST's, customers' or third parties' products or services to function with the iMAP services. USi will not be in breach of this warranty for any failure of the iMAP services to correctly create or process date-related data if such failure results from the inability of any hardware, software or systems of U S WEST or any customer or third party including Third Party Application Providers either to correctly create or process date-related data in a manner consistent with the method in which the iMAP services create or process date-related data. In the event of a breach of this warranty, U S WEST'S sole and exclusive remedy and USi's sole liability shall be to use its commercially reasonable efforts to correct errors that cause breach of this warranty or if USi is unable to make the corrections within a reasonable period of time considering the severity of the error and the impact on U S WEST's customer as determined by USi, U S WEST shall be entitled to terminate this Agreement pursuant to section 15 above.

20.  SERVICE LEVELS

         (a) Each party will provide the same quality of service to the other's Customers as it does for any customer who obtains comparable services directly from each such party. Notwithstanding anything to the contrary set forth in this Agreement, neither party shall be obligated to provide services or support of any kind to the other's Customers which exceeds that which it is required to provide to its customers pursuant it's service agreements for the applicable comparable services, as such agreements may be amended from time to time. Each party shall be responsible for insuring that the service agreements which it and/or its Customers distribute in connection with the other party's Services sold pursuant to this Agreement reflect the most current provisions of such other party's service agreements for comparable services. Each party acknowledges that neither it, its Customers, nor their respective agents is permitted to offer warranties or representations for the other party's services which would obligate or otherwise bind the other party beyond those stated in the applicable service agreements or to make any other warranties, promises or representations with respect to the Services or the Network.

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21.  GOVERNANCE

         (a) The parties' relationship with the other, to the extent not defined by this Agreement, shall be managed by the parties meeting quarterly to discuss issues and resolve conflicts to mutually acceptable conclusions. At a minimum, the parties agree to address sales status, strategy, support, implementation, management center operations, marketing, and network and transport strategies and issues.

22.  LIMITATION OF WARRANTY AND LIABILITY

         (a) Except as otherwise specifically provided herein, neither party warrants any connection to, transmission over, nor results or use of, any network connection, service, equipment or facilities provided under this agreement. Each party further disclaims all warranties, whether express, implied or statutory, including, without limitation, any implied warranties of merchantability and fairness for a particular purpose and non-infringement of third party rights. Except as specifically provided herein, each party specifically disclaims any responsibility for any damages suffered by the other party or any third party, except for those caused by such party's gross negligence or willful misconduct.

         (b) Neither party shall be liable to the other or anyone claiming through the other for an amount in excess of three hundred fifty thousand dollars ($350,000.00) per incident, for any loss, damage, liability, claim or expense ("claims") arising out of or in relation to this agreement or the provision of any software, hardware, or service, however caused, whether grounded in contract, tort (including negligence) or theory of strict liability. In no event shall either party be liable for any indirect, incidental, special, punitive or other consequential damages whether or not foreseeable (including, without limitation, damages for the loss of data, goodwill or profits) arising out of or in relation to this agreement even if advised beforehand of the possibility of such liability.

23.  PROPRIETARY RIGHTS

         (a) Except for the limited licenses specifically granted by one party to the other in this Agreement, each party shall at all times retain full and exclusive right, title, and ownership interest in and to its Services, software licenses, network, all names, logos, trade names, trademarks, copyrights, service marks and all other intellectual property or trade secret rights related thereto. Each party shall use reasonable efforts to notify the other of any action by any third party known or suspected by it to constitute an infringement of the other's proprietary rights. Each party shall honor all reasonable requests by the other, other than engaging as a party in litigation, to perfect and protect at such requesting party's expense any rights of such party in its Services, network or such intellectual property or trade secret rights.

24.  INDEMNIFICATION

         (a) Each party will defend, indemnify and hold the other harmless from and against any claim by any Customer or End-user of such other party which is based on any warranty,

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promise or representation made by the indemnifying party as part of a service agreement and for which the indemnifying party is responsible in accordance with the terms of this Agreement. Each party will defend, indemnify and hold the other harmless from and against any claim or threat of claim which is based on any warranty, promise or representation made by such other party or any of its Customers to a third party which is in excess of those for which the indemnifying party is responsible under this Agreement or which is in violation of this Agreement.

25.  DISPUTE RESOLUTION

         (a) Any claim, controversy or dispute between the parties, their agents, employees, officers, directors or affiliated agents ("Dispute"), shall be resolved by arbitration conducted by a single arbitrator mutually agreed upon by both parties who is engaged in the practice of law and knowledgeable in the applicable areas of law, under the then current Commercial Arbitration rules of the American Arbitration Association. The Federal Arbitration Act, 9 U.S.C. Sections 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator.

26.  GOVERNING LAW

         (a) The laws of the State of New York shall govern the construction and interpretation of the Agreement, and the arbitration shall occur in Washington, D.C. It is expressly agreed that either party may seek injunctive relief in an appropriate court of law or equity pending an award in arbitration.

27.  USE OF TRADEMARKS

         (a) Subject to the terms of this Agreement, each party grants a revocable, royalty-free, non-exclusive, non-transferable license to use the other's trademarks, trade names, service marks and logos whether registered or not (the "Marks"), solely to promote the sale of the other's Services or to identify a relationship between the parties. This license shall apply only to the parties, and shall not be construed as a license or authorization for any customer, end user or other third party to use the Marks. The license granted herein may be terminated at anytime by the party which owns the Marks upon ten (10) business days written notice to the other party.

         (b) Use of the Marks shall be subject to the appropriate party's guidelines, as may be amended from time to time, (including but not limited to size, placement, color and quality control) and further subject to any restrictions that may appear in this and other sections of this Agreement. Written documentation concerning the parties' guidelines for the use of their Marks shall be provided to the other party. All uses of a party's Mark shall clearly and properly identify that party's claim of ownership. In no event shall a

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party use the other's Marks in a manner more prominent than its own Marks or in a manner that causes confusion as to the identity of the parties.

         (c) Prior to producing, distributing or displaying any advertising or other material containing the other party's Marks, that party shall obtain prior written approval from the owner of the Marks. Each party shall have the right, at reasonable times to visit the other's facilities or inspect the rendering of the Services to ensure compliance with this paragraph.

         (d) The parties may agree to the joint branding of services, and any such agreement shall be included as schedules to this Agreement.

         (e) Neither party shall do anything that will in anyway impair the other's rights in and to its Marks or the goodwill inherent in the Marks. Neither party shall acquire or claim title to the other's Marks by virtue of the license granted herein or that party's use of the Marks; it being expressly agreed that all use of the Marks shall inure to the benefit of the owner of the Marks.

28.  CONFIDENTIALITY.

         (a) Confidential Information: Except as otherwise stated herein, USi and U S WEST each expressly undertake to retain in confidence all information transmitted to it by the other party pursuant to this Agreement that the disclosing party identifies as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"), and will make no use of such Confidential Information except under the terms and during the existence of this Agreement. Information disclosed by USi, in any form, regarding iMAP Services, Products or Customers to U S WEST by USi, shall be USi Confidential Information. USi and U S WEST shall treat the terms and conditions of this Agreement as confidential: however, either party may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of that party's business. The receiving party's obligations hereunder shall extend for five (5) years following the disclosure of the Confidential Information. Each party shall cause its affiliates to retain the other's Confidential Information in accordance with the terms of this Section 28.

         (b) Notwithstanding the termination of this Agreement, each party agrees to treat such Confidential Information as confidential for a period of two (2) years from the date of receipt of same unless otherwise agreed to in writing by both parties. In handling the Confidential Information, each party agrees: (a) not to copy such Confidential Information of the other unless specifically authorized; (b) not to make disclosure of any such Confidential Information to anyone except employees and subcontractors of such party to whom disclosure is necessary for the purposes set forth above; and (c) to appropriately notify such employees and subcontractors that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. The obligations set forth herein shall be satisfied by each party through the exercise of at least

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the same degree of care used to restrict disclosure of its own information of like importance.

         (c) Each party agrees that in the event permission is granted by the other to copy Confidential Information, or that copying is otherwise permitted hereunder, each such copy shall contain and state the same confidential or proprietary notices or legends, if any, which appear on the original. Nothing herein shall be construed as granting to either party any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by the other party.

         (d) Upon termination of this Agreement for any reason or upon request of the disclosing party, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the disclosing party or certified destroyed by the receiving party.

         (e) The obligations imposed by this Agreement shall not apply to any information that: (1) is already in the possession of, is known to, or is independently developed by the receiving party; or (2) is or becomes publicly available through no fault of the receiving party; or (3) is obtained by the receiving party from a third person without breach by such third person of an obligation of confidence with respect to the Confidential Information disclosed; or (4) is disclosed without restriction by the disclosing party; or (5) is required to be disclosed pursuant to the lawful order of a government agency or disclosure is required by operation of the law.

29.   CUSTOMER SUPPORT

         (a) RESPONSIBLE ENTITY. When a party to this Agreement makes a sale of Products to a Customer the selling party shall be the primary owner ("Primary Owner") of that Customer.

         (b) CUSTOMER SUPPORT. The Primary Owner shall be responsible to the Customer for the overall customer experience ("Customer Experience") including, but not be limited to:

                  (b.1) All Customer contact;
                  (b.2) All provisioning and implementation of the Products; (b.3) All issues related to Product performance, outages, and repair; and
                  (b.4) All issues related to Customer billing and collections.

         (c) PRODUCT PERFORMANCE. The party supplying the Product shall be responsible for the performance of that Product and meeting the service level expectations associated with it.

30.   PRODUCT SUPPORT

         (a) PRODUCT SUPPORT. The parties understand and acknowledge that many Products have unique product support operations including call-in number, help desk, customer database, trouble-ticketing system, billing processes, and monitoring capabilities. They further understand and acknowledge that the Primary Owner of a Customer may not be in

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the best position to manage the various back-end product support processes that are internal to the other party.

         With that understanding, and the awareness that the Primary Owner is ultimately responsible for the Customer Experience as described in Section
2.2 above, the parties agree to certain product support processes below in order to help the Primary Owner best serve the Customer's needs.

         (b) USi PRODUCTS

                  (b.1) USi-Sold. When USi sells a USi-provided Product to a Customer USi shall solely provide the necessary product support to itself and U S WEST shall have no obligation to participate.

                  (b.2) U S WEST-Sold. When U S WEST sells a USi-provided Product to a Customer USi shall make available to U S WEST their Customer Assistance Team as a single point of contact to assist U S WEST in managing the product support operations internal to USi.

         (c)  U S WEST PRODUCTS

                  (c.1) U S WEST-Sold. When U S WEST sells a U S
WEST-provided Product to a Customer U S WEST shall solely provide the necessary product support to itself and USi shall have no obligation to participate.

                  (c.2) USi-Sold. When USi sells a U S WEST-provided Product to a Customer U S WEST shall make available to USi their Coordinated Services Team as a single point of contact to assist USi in managing the product support operations internal to U S WEST.

         (d) RECORD KEEPING. The Primary Owner shall keep original, detailed records ("Customer Records") of all aspects of the customer experience in an appropriate manner (see Section V, Systems, below). These records shall include, INTER ALIA, open and completed orders, all Customer contact, all contact with the other party's support team (CAT or CST), implementation information, open and closed trouble tickets, service level agreements, and fully executed contracts.

         (e) AVAILABILITY. To best serve the customer jointly, the original Customer Records of one party shall be made available to the other party at all times.

         (f) BILLING. The parties agree that at least until a reliable billing system can be put in place that will coordinate billing statements for multiple Products, the Primary Owner, as the customer of record for the Product purchased, shall receive a separate billing statement for each Product purchased even if multiple Products are purchased together as a "bundle." The Primary Owner is free to bill the Customer in any manner mutually acceptable to the two parties.

         (g) MONITORING. The parties agree that at least until a reliable monitoring system can be put in place that will make available appropriate network monitoring information, performance monitoring for the Products shall be conducted by the business entity responsible for providing the Product.

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USW/USi Contract                                                 Execution Copy

31.   SERVICE LEVEL AGREEMENTS

         (a) PRODUCTS. The parties understand and acknowledge that each Product has its own unique service level agreement ("Product SLA"), that these agreements may change from time to time at the discretion of the party providing the Product, and that it would not be feasible to contemplate the possible combinations of service level agreements for purposes of this Agreement.

         Therefore, the parties agree that for each Product purchased the Customer will be given the Product SLA in place for the Product at the time of the sale. Accordingly, the Customer will also be given opportunity to negotiate the Product SLA wthin the framework provided by the party supplying the Product.

         (b) THIS AGREEMENT. The service level agreement regarding the baseline service terms and conditions of this Agreement (Agreement SLA") is on Schedule F attached hereto and made a part hereof.

32.   SYSTEMS

         (a) DEFINITION. For purposes of this Section the word "Systems" shall be defined to include tools that provide functionality such as customer order, customer of record distinction, trouble ticket tracking, network monitoring, and billing for the Customers and Products.

         (b) START-UP STATUS. The parties understand and acknowledge that at the time of the execution of this Agreement there is no single System in place that integrates information from the existing Systems relevant to the parties needs. The parties agree that they will make the best and most innovative use of the tools currently available, within the framework of future planning, as they work together to support the Customers.

         (c) DEVELOPMENT. Upon execution of this Agreement the parties will jointly endeavor to design a process to transfer information between them that will suit their needs.

         (d) KNOWLEDGE BASE. In an effort to reduce the number of times one party needs to call the other party for product support reasons, upon execution of this Agreement the parties will jointly endeavor to create and maintain on an ongoing basis a Web-based knowledge base of information, or frequently asked questions, regarding the Products.

33.   SERVICE REVIEWS

         (a) QUARTERLY REVIEW. From time to time the parties shall meet at a mutually agreeable time and place to discuss operations, customer support, and product support issues addressed in this (Section/Exhibit) and any other topics they deem appropriate. Such meetings shall not be less frequent than once per quarter.

         (b) METRICS. From time to time the parties may share Product performance metrics with each other as they impact overall customer care. The parties will agree to the relevant and appropriate scope of such metrics sharing on a case-by-case basis.

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USW/USi Contract                                                 Execution Copy

34.  NOTICES

All notices required to be given under this Agreement shall be provided in writing to the following representatives of the parties:

              For U S WEST:
              Vice President - Internet Services
              1999 Broadway - 8th fl
              Denver, Colorado 80202
              Facsimile 303-965-9281
              with a copy to:

              Law Department
              1801 California Street - Suite 5100
              Denver, Colorado 80202
              Facsimile 303-308-9455

              For USinternetworking:
              Senior Vice President, Worldwide Sales
              One USi Plaza
              Annapolis, MD 21401-7478
              Facsimile 410-573-1906

              with a copy to:

              Legal Department
              One USi Plaza
              Annapolis, MD 21401-7478
              Facsimile 410-263-8645

35.      ASSIGNMENT

         This agreement may be assigned by the parties to any corporate affiliate in which the majority of ownership is held by the parent corporation of the assigning entity.

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              U S WEST COMMUNICATIONS SERVICES, INC.

              BY: _______________________________________
              TITLE:_____________________________________


              US WEST INTERPRISE AMERICA,  INC.

              BY:________________________________________
              TITLE:______________________________________


              USINTERNETWORKING, INC.

              BY:________________________________________
              TITLE:_____________________________________


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Schedule A

    1) U S WEST SERVICES PRICING GUIDELINES

    [CONFIDENTIAL TREATMENT]




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    [CONFIDENTIAL TREATMENT]




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    [CONFIDENTIAL TREATMENT]




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SCHEDULE B

    1) LIST OF PRODUCTS CONTRIBUTED BY USi

         The following list contains the initial set of products that U S WEST will represent.

    USi ELECTRONIC COMMERCE SOLUTIONS SUITE

                  USi INTERNET SELLING POWERED BY MICROSOFT

         USi has partnered with Microsoft to deliver an all-in-one solution for selling on the Internet. Your company can now capture the attention of customers and partners with targeted online promotions and advertising, transact high volumes of business securely and reliably, and actively manage and analyze sites to maximize return on investment.

                  USi INTERNET SELLING POWERED BY BROADVISION

         BroadVision is recognized as the leader in one-to-one marketing and relationship management over the Internet. It's a complete solution that promotes increased customer satisfaction through fast, reliable service, relationship marketing, and personalized electronic commerce.

                  USi INTERNET PUBLISHING POWERED BY BROADVISION

                  USi INTERNET FINANCIAL SERVICES POWERED BY BROADVISION

    USi ENTERPRISE DATA WAREHOUSING SOLUTIONS SUITE

                  USi ENTERPRISE DATA MART POWERED BY SAGENT

         Data warehousing empowers strategic and tactical business decisions by quickly correlating and analyzing data across all dimensions of your business. A data mart is a type of data warehouse database containing a subset of corporate data, and it can be a key building block in a broader, more powerful, enterprise data warehousing solution. Designed to address a specific business area of an organization, data marts rely on data from operational systems or from a data warehouse to deliver the business intelligence that facilitates informed decision-making.

    USi WEB SITE MANAGEMENT SOLUTIONS

         USi builds each solution individually to meet specific client requirements - there are never any pre-configured solutions. And USi designs its solutions to be scalable so they can accommodate your company's growth. After assessing your unique business needs, USi recommends an end-to-end customized solution - including written service and security policies - and delivers these documents along with a financial proposal. Upon acceptance, USi implements, manages, and supports the complete solution for your company

    2) ANTICIPATED FUTURE SOLUTIONS

    ENTERPRISE RESOURCE PLANNING SOLUTIONS SUITE

         Reserved for future offerings

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    HUMAN RESOURCES SOLUTION SUITE
         Reserved for future offerings
    FINANCIAL MANAGEMENT SOLUTIONS SUITE
         Reserved for future offerings
    USi ENTERPRISE RELATIONSHIP MANAGEMENT SOLUTIONS SUITE
         Reserved for future offerings



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USW/USi Contract                                                 Execution Copy

SCHEDULE C

    1) USi DISCOUNT STRUCTURE:

         (a) [CONFIDENTIAL TREATMENT]

         (b) Discount shall apply to all iMAP Services, pre-qualification and requirements analysis consulting and post-sale implementation services sold by US West.

         (c) Discount off of quoted End-user Price established by USi GAP/ Requirements Analysis. USi price not to include US West offerings.

         (d) [CONFIDENTIAL TREATMENT] of full-term contract value [CONFIDENTIAL TREATMENT] payment due up-front to USi at each customer contract closing.

         (e) Responsibilities delivered as outlined in Responsibility Matrix.

         (f) USi to staff one Business Development Manager in-Region, and one technical Sales Engineer per $ [CONFIDENTIAL TREATMENT] in quota assigned.

         (g) USi to provide sales training [CONFIDENTIAL TREATMENT], and to offer sales and product training services thereafter on a fee basis.

    2) ANNUAL TOTAL iMAP SALES QUOTA:

         (a) First year Total iMAP Sales Quota: [CONFIDENTIAL TREATMENT]

         (b) Multi-year contracts will accrue towards quota attainment at full multi-year contract value.

         (c) Quota to be established each year of contract.

    3) ANNUAL INDIVIDUAL iMAP PRODUCT SALES QUOTAS:

         (a) First year individual iMAP Product Sales Quotas shall be as follows:

                  iMAP Product              Product Quota
                  E-Commerce                [CONFIDENTIAL TREATMENT]
                  Complex Web               [CONFIDENTIAL TREATMENT]
                  Sagent                    [CONFIDENTIAL TREATMENT]
                  Total                     [CONFIDENTIAL TREATMENT]

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USW/USi Contract                                                 Execution Copy

SCHEDULE D

    1) U S WEST HOUSE ACCOUNTS BY CITY AND DIVISION:

         The Executive Vice President's of Sales for both parties shall mutually agree on a list of House Accounts each quarter, by Account Name, City, and Division. House Accounts for the commencement of the Agreement shall be derived from the following list of U.S. corporations, educational institutions and government entities. Within 30 days of the commencement of the Agreement, the below list shall be refined to include the specific Division(s) and City(Cities) of each entity below which shall be considered House Accounts, by mutual agreement of the Executive Vice President's of Sales for both parties.

ACCOUNT                             CITY                                    ST

[CONFIDENTIAL TREATMENT]

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USW/USi Contract                                                 Execution Copy

         [CONFIDENTIAL TREATMENT]



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USW/USi Contract                                                 Execution Copy

         [CONFIDENTIAL TREATMENT]



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USW/USi Contract                                                 Execution Copy

         [CONFIDENTIAL TREATMENT]



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USW/USi Contract                                                 Execution Copy

         [CONFIDENTIAL TREATMENT]





    2) U S WEST PROTECTED ACCOUNTS BY CITY AND DIVISION:

         The Executive Vice President's of Sales for both parties shall mutually agree on a list of protected accounts each quarter, by Account Name, City and Division. Protected accounts for the commencement of the Agreement shall be derived from the following list of U.S. corporations, educational institutions and government entities. Within 30 days of the commencement of the Agreement, the below list shall be refined to include the specific Division(s) and City(Cities) of each entity below which shall be considered protected accounts, by mutual agreement of the Executive Vice President's of Sales for both parties.

ACCOUNT                           REGION                         SALES DIRECTOR

[CONFIDENTIAL TREATMENT]


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USW/USi Contract                                                 Execution Copy

         [CONFIDENTIAL TREATMENT]



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USW/USi Contract                                                 Execution Copy




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USW/USi Contract                                                 Execution Copy

SCHEDULE E

    1) USi SALES PROCESS

         The guidelines below describe the expected sales process and associated service intervals anticipated in a sale of iMAP services.




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USW/USi Contract                                                 Execution Copy

[CONFIDENTIAL TREATMENT]



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USW/USi Contract                                                 Execution Copy

SCHEDULE F

    1) BASELINE SERVICE LEVEL AGREEMENTS

                  SERVICE LEVEL AGREEMENT:

         USi's Service Level Goal:

         USi's goal is to provide for [CONFIDENTIAL TREATMENT] Availability for the iMAP Solution application services (as herein defined) within USi's assumed control.

         "Availability" refers to a User's ability to access the application on the appropriate USi hosted server and receive a valid response, where a "valid response" is any reply sent by the appropriate server that is either normal application behavior or an exception notification that can be identified and read by the user.

         "Assumed control" includes all components below not otherwise identified as outside of the USi Service Level Agreement:

              - network services to the ISP (Internet Service Provider) circuit termination point on the router in USi's data center (i.e. Public Internet Connectivity)

              - network services to the Private IP Carrier circuit termination point on the router in USi's data center (i.e. Private IP Network Connectivity)

              - all USi provided hardware including servers, network equipment and security components

              - all USi provided software, including operating systems, web servers, database servers, applications, utilities and customized components

              -  USi managed routers on customer premises

                  REMEDY:

         In the event USi is unable to provide:

     1. [CONFIDENTIAL TREATMENT] Availability in any given [CONFIDENTIAL TREATMENT], Client shall receive a credit to their account equal to [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT] service fees excluding rebilled circuit charges.

     2. [CONFIDENTIAL TREATMENT] Availability in any given [CONFIDENTIAL TREATMENT], Client shall receive a credit to their account equal to [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT] service fees excluding rebilled circuit charges.

     3. [CONFIDENTIAL TREATMENT] Availability in any given [CONFIDENTIAL TREATMENT], Client shall receive a credit to their account equal to [CONFIDENTIAL TREATMENT] of [CONFIDENTIAL TREATMENT] service fees, excluding rebilled circuit charges.

         If USi fails to meet [CONFIDENTIAL TREATMENT] Availability for [CONFIDENTIAL TREATMENT], Client may terminate this Product Schedule without penalty, regardless of any term remaining on the Agreement, without liability to either party for penalties or damages associated with such termination and upon thirty (30) days prior written notice to USi.

         "Availability" percentage shall be calculated as follows:

         x =  ([CONFIDENTIAL TREATMENT] * 100) / n

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         where "n" is the total number of hours in any given calendar month, and "x" is the Availability percentage.

         Specifically excluded from "n" in this calculation and exceptions to the levels of Availability provided herein are (a) scheduled maintenance windows; (b) reasons of Force Majeure (as defined in Section 12.8 of the Agreement); (c) issues associated with Client provided hardware, software and other equipment; (d) issues associated with Client provided or Client leased local area networks or ISP connections; (e) use of unapproved or modified hardware or software and/or; (f) issues arising from the misuse of the iMAP Solution by Client, its employees, agents, customers or contractors.

         In the event of a Force Majeure event, the Client shall have the option of canceling this Product Schedule with USi if the resulting total outage time is greater than [CONFIDENTIAL TREATMENT] consecutive days in any [CONFIDENTIAL TREATMENT] month period, without liability to either party for penalties or damages associated with such outages or termination and upon thirty (30) days prior written notice to USi.

         The remedies stated in this Section are Client's sole and exclusive remedies for service interruption.

    2) CLIENT RESPONSIBILITIES:

         This section describes Client's additional responsibilities under this Agreement.

     1. Client will designate qualified personnel to act as liaisons between Client and USi.

     2. Client will adhere to and will require any Third Party (as defined in the iMAP Agreement) having access to the iMAP Solution to adhere to USi's Acceptable Use Policy as set forth at the following URL:
http://www.usi.net/usepolicy.

     3. Client is responsible for obtaining and complying with license terms for all Client-provided software, if any, which are sufficient to allow use of the software on the Hardware.

     4. Client is solely responsible for Content, including any subsequent changes or updates made or authorized by Client. Client represents and warrants that Content: (a) will not infringe or violate the rights of any Third Party including, but not limited to, intellectual property, privacy or publicity rights of others; (b) is not abusive, profane or offensive to a reasonable person; or (c) will not be hateful or threatening. Violations of the foregoing by Client may result in early termination of services by USi.

     5. Client is solely responsible for the Contents of its transmissions and the transmissions of Third Parties accessing the iMAP Solution through Client. Client agrees to comply with U.S. and International law with regard to the transmission of technical data which is exported from the United States through the iMAP Solution. Client further agrees not to use the iMAP Solution (a) for illegal purposes or (b) to interfere with or disrupt other network users, network services or network equipment. Interference or disruptions include, but are not limited to, distribution of unsolicited advertising or chain letters, propagation of computer worms and viruses, and use of the network to

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USW/USi Contract                                                 Execution Copy

make unauthorized entry to any other machine accessible via the network. Violations of the foregoing by Client may result in early termination of services by USi.

     6. Upon expiration of this Product Schedule, Client must relinquish use of the IP address or address blocks assigned to it by USi in connection with the services.

     7. Client shall be responsible for providing USi with end user login names and passwords for the purpose of authenticating and authorizing Global Network access by end users to the iMAP Solution.

     8. Client shall be responsible for handling all communication, technical support to and business relations with end users who are the customers of Client including but not limited to responding to inquiries and questions.

     9. Client shall provide USi with access to such hardware, software and network connections as USi shall require.

     10. Client shall be responsible for obtaining and maintaining the following hardware and/or software:


         _______________________________________

         _______________________________________

         _______________________________________

         _______________________________________

     11. Client shall be responsible for providing to USi all information required for the Acceptance Test in a timely manner and in form directed by USi. Client shall participate in the Acceptance Testing in good faith and with all due diligence.

     12. Client shall indemnify, defend and hold USi harmless against any claims, damages, costs and attorneys fees incurred by USi arising from USi's use of software licensed by or delivered through Client for use in the iMAP Solution, including, but not limited to, claims for infringement of patents, copyrights, trade secrets or other proprietary rights. This obligation shall survive termination of the Product Schedule.

     13. Client shall bear the entire risk of loss or damage to USi hardware located at Client's premises. Client shall obtain and maintain adequate liability insurance and insurance against loss or damage to the hardware. Upon request, Client shall furnish to USi a Certificate of Insurance or other evidence of insurance coverage. Client shall promptly notify USi of any loss or damage to its hardware. In the event of loss or damage, Client, at USi's sole option, shall either place the hardware in good condition and repair or pay to USi the replacement value of the hardware. In the event that any such loss or damage renders the hardware inoperable in any way so as to cause a delay in the provision of the iMAP Solution to the Client, Client shall indemnify and hold USi harmless under Section 8 of the Agreement from any resulting claims Client or Third Parties may have. Furthermore, Client shall not be entitled to any Service Level Agreement credits for any loss of Availability due to the loss or damage to USi hardware located at Client's premises.

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USW/USi Contract                                                 Execution Copy

     14. Client shall be responsible to perform the obligations set forth in the incorporated provisions of the Proposal.




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USW/USi Contract                                                 Execution Copy

Schedule G

    1)   VPN POP OVERVIEW

         An IP services network infrastructure capable of delivering differentiated network applications is an integral component to U S WEST's strategy. U S WEST wants to integrate our leading-edge network services, which will continually incorporate the latest, most powerful network technology, with USi's Internet Managed Application Provider (iMAP) solutions. U S WEST shares USi's objective of providing superior reliability and wants to meet USi's reliability standards while delivering applications over a network that is capable of differentiating the entire solution in the marketplace by meeting end-to-end price/performance requirements of specific applications and customers. U S WEST envisions that a mix of private and IP/Internet-based network capabilities will be used to accomplish this goal. This document outlines the U S WEST requirements to deliver these network services to a USi facility.

    2)   U S WEST/USi POP ARCHITECTURE

THE FOLLOWING DIAGRAM DETAILS THE GENERAL ARCHITECTURE U S WEST WILL DEPLOY AT THE USi FACILITY DURING THE FIRST PHASE OF THE DEPLOYMENT.

   [CONFIDENTIAL TREATMENT]

         The demarcation between the USW and USi networks will be [CONFIDENTIAL TREATMENT]

         USW will deploy [CONFIDENTIAL TREATMENT] in the configuration as shown in the above diagram. Environmental and space requirements are specified in a later section of this addendum.

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USW will manage [CONFIDENTIAL TREATMENT].

         USW will maintain [CONFIDENTIAL TREATMENT].

         [CONFIDENTIAL TREATMENT]

         Additional equipment and facilities required to enhance USW network service offerings will be added as addendums to the master contract.

    3    FACILITY REQUIREMENTS

         USW will need physical (cabinet) and power requirements, to include HVAC requirements. USW requires [CONFIDENTIAL TREATMENT] 19-inch lockable racks to hold the equipment required in the initial deployment, and the ability to expand in the next six months. The equipment required in the initial deployment has the following environmental requirements:

[CONFIDENTIAL TREATMENT]

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USW/USi Contract                                                 Execution Copy

[CONFIDENTIAL TREATMENT]

    4)   NETWORK REQUIREMENTS

         [CONFIDENTIAL TREATMENT]

    5) STAFFING REQUIREMENTS

         USW requires the following USi staff assistance:

     1.  A USi Point of Contact (POC) for receiving equipment and RMA support

     2. A USi contact to provide facility access on a 24x7 basis 365 days per year.

     3. 24x7 USi staff support to provide assistance with initial troubleshooting, including rebooting of the firewall servers. USi to provide contacts names, phone and pager numbers to USW for this support.

     4.  An email address to use for non-critical support issues.

     5.  USi to provide USW with planned maintenance schedules at least 48
hours in advance.   USW to identify contacts and methods to receive such
information.

    6) PRICING

         U S WEST will pay USi a monthly fee of [CONFIDENTIAL TREATMENT] per 19" rack, plus network costs associated with managing USWest's VPN equipment.

     1. Quoted monthly price includes operations support costs (racks, electric, HVAC,

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USW/USi Contract                                                 Execution Copy

remote hands support), but does not include equipment/hardware (assumes U S WEST will provide equipment to populate racks with routers, switches, firewalls, servers, etc.).

     2. Hosting fee does not include cost of network and telecommunications (local loop, out of band management, etc.).

     3. Network and telecommunications items specific to managing the VPN equipment in U S WEST's VPN POP architecture will be passed through from USi to U S WEST at [CONFIDENTIAL TREATMENT].

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USW/USi Contract                                                 Execution Copy

SCHEDULE H

    1) U S WEST AND USi BRAND USE GUIDELINES

         Each party grants to the other a royalty-free, non-exclusive, non-transferable license to use each party's Brand Names and Logos (subject to the color and size restrictions as shown below) solely in connection with the marketing and sales of iMAP Services or Products under this Agreement. Each party may also use the other party's Brand Names and Logos on each party's web site. Each party agrees to submit its samples of the proposed use(s) of the other party's Brand Names and Logos for the other party's inspection and approval prior to actual use. All uses of each party's Brand Names and Logos by the other party must clearly and properly identify each party's claim of ownership. The license granted herein by each party to the other may be terminated at any time by each party's written notice to the other party.

         Each party acknowledges that it has no interest in the other party's Brand Names or Logos except the license granted under this Agreement and that each party is the sole and exclusive owner of all right, title and interest in its Brand Names and Logos. Each party's use of the other's Brand Names or Logos under this Agreement will not diminish the other party's title or interest in its Brand Names or Logos. Each party agrees not to disparage the other party's Brand Names or Logos in any manner.

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